Filed pursuant to Rule 433
                                                   Registration No. 333-130684

                     Preliminary Mortgage Loan Level Data

                 Morgan Stanley Mortgage Loan Trust 2006-16AX
                                            (Issuing Entity)

             Mortgage Pass-Through Certificates, Series 2006-16AX

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt
-----------------------------------------------------------------------------------------

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                          GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

-------------------------------------------------------------------------------
MORGAN STANLEY                                                  October 4, 2006
Securitized Products Group
                              [GRAPHIC OMITTED]
                                Morgan Stanley

-------------------------------------------------------------------------------

                       Preliminary Collateral Termsheet
                                [$536,899,899]
                                  Approximate

                 Morgan Stanley Mortgage Loan Trust 2006-16AX
                               (Issuing Entity)

             Mortgage Pass-Through Certificates, Series 2006-16AX
                             Group 2 Certificates

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

    IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL
                                 DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

-------------------------------------------------------------------------------
MORGAN STANLEY                                                  October 4, 2006
Securitized Products Group
                              [GRAPHIC OMITTED]
                                Morgan Stanley

-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                               Product Type
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                  NUMBER OF        BALANCE       % OF PRINCIPAL         GROSS
                                  MORTGAGE        AS OF THE       BALANCE AS OF         COUPON              OLTV
COLLATERAL TYPE                    LOANS         CUT-OFF DATE    THE CUT-OFF DATE        (%)       FICO      (%)
------------------------------------------------------------------------------------------------------------------
1 Yr Arms - IO 10 Yrs                      3       770,000.00                 0.14      7.117     661     75.02
2 Yr Arms                                  5     1,989,527.51                 0.37      8.596     669     77.27
2 Yr Arms - IO 10 Yrs                     16     5,762,300.00                 1.07      7.631     670     74.20
2 Yr Arms - IO 5 Yrs                       1       144,000.00                 0.03      7.500     628     80.00
3 Yr Arms                                 25     4,566,153.61                 0.85      7.826     658     77.24
3 Yr Arms - IO 10 Yrs                     51    16,029,192.63                 2.99      7.552     684     77.64
3 Yr Arms - IO 5 Yrs                      59    14,762,082.00                 2.75      7.425     691     78.83
5 Yr Arms                                168    44,130,848.64                 8.22      7.585     710     76.91
5 Yr Arms - IO 10 Months                   1       192,000.00                 0.04      7.375     706     80.00
5 Yr Arms - IO 10 Yrs                  1,119   397,829,592.06                74.10      7.423     704     76.74
5 Yr Arms - IO 5 Yrs                      48    22,308,024.00                 4.15      7.629     692     76.68
6 Month Arms - IO 10 Yrs                   7     1,415,540.00                 0.26      7.735     673     79.65
7 Yr Arms                                  4     1,988,518.64                 0.37      7.562     672     77.00
7 Yr Arms - IO 10 Yrs                     39    23,377,399.81                 4.35      7.553     702     75.40
7 Yr Arms - IO 7 Yrs                       5     1,634,720.00                 0.30      7.969     675     80.00
---------------------------------------------------------------------------------------------------------------
Total:                                 1,551   536,899,898.90               100.00      7.467     702     76.78
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
                                               Index Type
-----------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                  NUMBER OF        BALANCE       % OF PRINCIPAL         GROSS
                                  MORTGAGE        AS OF THE       BALANCE AS OF         COUPON              OLTV
INDEX TYPE                         LOANS         CUT-OFF DATE    THE CUT-OFF DATE        (%)       FICO      (%)
-----------------------------------------------------------------------------------------------------------------
Libor - 6 Month                    1,077     374,396,468.96                  69.73      7.497      699     76.52
Libor - 1 Year                       474     162,503,429.94                  30.27      7.396      708     77.35
-----------------------------------------------------------------------------------------------------------------
Total:                             1,551     536,899,898.90                 100.00      7.467      702     76.78
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
                                               Current Balance
-----------------------------------------------------------------------------------------------------------------
                                               PRINCIPAL
RANGE OF PRINCIPAL             NUMBER OF        BALANCE          % OF PRINCIPAL        GROSS
BALANCES AS OF THE             MORTGAGE        AS OF THE          BALANCE AS OF        COUPON
CUT-OFF DATE ($)                LOANS         CUT-OFF DATE       THE CUT-OFF DATE       (%)       FICO    OLTV(%)
-----------------------------------------------------------------------------------------------------------------
0.01 - 100,000.00                     49       3,655,350.45                   0.68      8.011     707      73.26
100,000.01 - 200,000.00              368      57,807,126.95                  10.77      7.470     707      77.09
200,000.01 - 300,000.00              406     100,892,974.87                  18.79      7.381     703      78.41
300,000.01 - 400,000.00              273      95,183,525.04                  17.73      7.387     695      78.65
400,000.01 - 500,000.00              164      73,855,559.91                  13.76      7.500     699      77.54
500,000.01 - 600,000.00              128      69,542,910.94                  12.95      7.485     704      76.79
600,000.01 - 700,000.00               60      38,999,963.03                   7.26      7.488     696      76.49
700,000.01 - 800,000.00               35      26,470,281.46                   4.93      7.619     703      76.82
800,000.01 - 900,000.00               19      16,481,525.00                   3.07      7.587     707      76.11
900,000.01 - 1,000,000.00             31      30,324,435.51                   5.65      7.610     706      72.49
1,000,000.01 - 1,500,000.00           16      20,202,495.74                   3.76      7.441     704      66.94
1,500,000.01 >=                        2       3,483,750.00                   0.65      7.375     754      60.28
-----------------------------------------------------------------------------------------------------------------
Total:                             1,551     536,899,898.90                 100.00      7.467     702      76.78
-----------------------------------------------------------------------------------------------------------------

Minimum: $26,945.78
Maximum: $1,933,750.00
Average:$346,163.70

-------------------------------------------------------------------------------
MORGAN STANLEY                                                  October 4, 2006
Securitized Products Group
                              [GRAPHIC OMITTED]
                                Morgan Stanley

-------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                               Remaining Term to Maturity
------------------------------------------------------------------------------------------------------------------
                                              PRINCIPAL
                              NUMBER OF        BALANCE           % OF PRINCIPAL          GROSS
RANGE OF MONTHS               MORTGAGE        AS OF THE            BALANCE AS OF         COUPON
REMAINING                      LOANS         CUT-OFF DATE        THE CUT-OFF DATE         (%)     FICO    OLTV(%)
------------------------------------------------------------------------------------------------------------------
241 - 360                          1,551     536,899,898.90                 100.00      7.467     702       76.78
------------------------------------------------------------------------------------------------------------------
Total:                             1,551     536,899,898.90                 100.00      7.467     702       76.78
------------------------------------------------------------------------------------------------------------------
Minimum: 342
Maximum: 360
Weighted Average: 358


-------------------------------------------------------------------------------------------------------------------
                                               Seasoning
-------------------------------------------------------------------------------------------------------------------
                                              PRINCIPAL
                              NUMBER OF        BALANCE           % OF PRINCIPAL         GROSS
RANGE OF SEASONING            MORTGAGE        AS OF THE           BALANCE AS OF         COUPON
(Months)                       LOANS         CUT-OFF DATE        THE CUT-OFF DATE        (%)      FICO    OLTV(%)
-------------------------------------------------------------------------------------------------------------------
0                                     38       16,639,760.00                  3.10      7.379     684      73.62
1 - 3                              1,454      502,277,047.86                 93.55      7.470     702      76.92
4 - 6                                52        16,126,813.02                  3.00      7.439     701      75.68
7 - 9                                 6         1,771,200.62                  0.33      7.564     704      76.20
16 - 18                               1            85,077.40                  0.02      7.400     648      80.00
-------------------------------------------------------------------------------------------------------------------
Total:                             1,551      536,899,898.90                100.00      7.467     702      76.78
-------------------------------------------------------------------------------------------------------------------
Minimum: 0
Maximum: 18
Weighted Average: 2


------------------------------------------------------------------------------------------------------------------
                                       Original Term to Maturity
------------------------------------------------------------------------------------------------------------------
                                             PRINCIPAL
                              NUMBER OF        BALANCE           % OF PRINCIPAL         GROSS
RANGE OF MONTHS AT            MORTGAGE        AS OF THE           BALANCE AS OF         COUPON
ORIGINATION                    LOANS         CUT-OFF DATE        THE CUT-OFF DATE        (%)      FICO    OLTV(%)
------------------------------------------------------------------------------------------------------------------
241 - 360                          1,551     536,899,898.90                 100.00      7.467     702       76.78
------------------------------------------------------------------------------------------------------------------
Total:                             1,551     536,899,898.90                 100.00      7.467     702       76.78
------------------------------------------------------------------------------------------------------------------
Minimum: 360
Maximum: 360
Weighted Average: 360


-------------------------------------------------------------------------------------------------------------------
                                            Mortgage Rate
-------------------------------------------------------------------------------------------------------------------
                                               PRINCIPAL
                               NUMBER OF        BALANCE          % OF PRINCIPAL        GROSS
RANGE OF CURRENT               MORTGAGE        AS OF THE          BALANCE AS OF        COUPON
MORTGAGE RATES (%)              LOANS         CUT-OFF DATE       THE CUT-OFF DATE       (%)       FICO    OLTV(%)
-------------------------------------------------------------------------------------------------------------------
6.001 - 6.500                          9           2,051,544.00               0.38      6.350     731      74.86
6.501 - 7.000                        346         108,240,683.55              20.16      6.870     711      76.98
7.001 - 7.500                        670         249,239,279.14              46.42      7.343     702      75.97
7.501 - 8.000                        335         114,079,138.52              21.25      7.795     696      77.39
8.001 - 8.500                        151          50,730,800.26               9.45      8.291     699      78.39
8.501 - 9.000                         25           9,284,151.52               1.73      8.788     693      79.73
9.001 - 9.500                         13           3,182,824.22               0.59      9.280     679      77.59
10.001 - 10.500                        1              48,777.69               0.01     10.250     677      80.00
11.001 - 11.500                        1              42,700.00               0.01     11.250     677      70.00
-------------------------------------------------------------------------------------------------------------------
Total:                             1,551         536,899,898.90             100.00      7.467     702      76.78
-------------------------------------------------------------------------------------------------------------------

Minimum: 6.125%
Maximum: 11.250%
Weighted Average: 7.467%






This material was not prepared by the Norgan Stanley research department. Please refer to important information and qualificantion at the end of this material

-------------------------------------------------------------------------------
MORGAN STANLEY                                                  October 4, 2006
Securitized Products Group
                              [GRAPHIC OMITTED]
                                Morgan Stanley

-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                       Original Loan-to-Value Ratios
------------------------------------------------------------------------------------------------------------------
                                               PRINCIPAL
                               NUMBER OF        BALANCE          % OF PRINCIPAL        GROSS
RANGE OF ORIGINAL LOAN-        MORTGAGE        AS OF THE          BALANCE AS OF        COUPON
TO-VALUE RATIOS (%)             LOANS         CUT-OFF DATE       THE CUT-OFF DATE       (%)       FICO    OLTV(%)
------------------------------------------------------------------------------------------------------------------
<= 30.00                               3             755,000.00               0.14      7.868     717     28.42
30.01 - 35.00                          1             175,000.00               0.03      7.500     771     30.70
35.01 - 40.00                          4           1,074,540.14               0.20      7.458     706     37.10
40.01 - 45.00                          6           1,451,650.00               0.27      7.017     676     43.28
45.01 - 50.00                          8           2,561,612.43               0.48      7.461     692     46.60
50.01 - 55.00                         12           7,765,535.57               1.45      7.454     710     53.27
55.01 - 60.00                         13           5,615,548.55               1.05      7.197     682     57.41
60.01 - 65.00                         45          21,666,785.54               4.04      7.217     711     64.16
65.01 - 70.00                        185          61,631,713.74              11.48      7.529     700     69.28
70.01 - 75.00                        129          57,711,238.34              10.75      7.595     700     74.57
75.01 - 80.00                      1,075         360,191,766.25              67.09      7.434     702     79.85
80.01 - 85.00                          4           1,237,457.24               0.23      7.516     668     83.56
85.01 - 90.00                         35           7,167,488.66               1.33      8.072     715     89.95
90.01 - 95.00                         19           4,429,376.82               0.82      7.757     716     94.65
95.01 - 100.00                        12           3,465,185.62               0.65      8.082     718     99.43
-----------------------------------------------------------------------------------------------------------------
Total:                             1,551         536,899,898.90             100.00      7.467     702     76.78
-----------------------------------------------------------------------------------------------------------------
Minimum: 17.69%
Maximum: 100.00%
Weighted Average by Current Balance: 76.78%

------------------------------------------------------------------------------------------------------------------
                                          FICO Score at Origination
------------------------------------------------------------------------------------------------------------------
                                               PRINCIPAL
                               NUMBER OF        BALANCE          % OF PRINCIPAL        GROSS
                               MORTGAGE        AS OF THE          BALANCE AS OF        COUPON
RANGE OF FICO SCORES            LOANS         CUT-OFF DATE       THE CUT-OFF DATE       (%)       FICO    OLTV(%)
-------------------------------------------------------------------------------------------------------------------
576 - 600                              3             601,215.72               0.11      7.934     595       72.66
601 - 625                             49          19,869,644.67               3.70      7.699     619       72.92
626 - 650                            137          46,816,830.76               8.72      7.582     638       77.24
651 - 675                            241          86,474,455.58              16.11      7.512     664       76.66
676 - 700                            371         127,222,895.23              23.70      7.424     688       77.12
701 - 725                            293         100,511,554.71              18.72      7.489     712       76.17
726 - 750                            208          69,459,352.86              12.94      7.387     738       77.90
751 - 775                            157          53,286,611.80               9.92      7.378     762       77.52
776 - 800                             72          26,253,466.34               4.89      7.398     786       76.08
801 - 825                             20           6,403,871.23               1.19      7.624     806       74.43
------------------------------------------------------------------------------------------------------------------
Total:                             1,551         536,899,898.90             100.00      7.467     702       76.78
------------------------------------------------------------------------------------------------------------------
Minimum (where applicable): 590
Maximum: 816
Weighted Average (where applicable): 702


-----------------------------------------------------------------------------------------------------------------
                                          Geographic Distribution
-----------------------------------------------------------------------------------------------------------------
                                               PRINCIPAL
                               NUMBER OF        BALANCE          % OF PRINCIPAL        GROSS
                               MORTGAGE        AS OF THE          BALANCE AS OF        COUPON
STATE                           LOANS         CUT-OFF DATE       THE CUT-OFF DATE       (%)       FICO    OLTV(%)
-------------------------------------------------------------------------------------------------------------------

California                           482         215,660,332.88              40.17      7.369     703     75.91
Florida                              176          49,781,407.62               9.27      7.591     704     75.70
New York                              61          29,383,726.18               5.47      7.594     683     77.81
Arizona                               94          27,816,890.96               5.18      7.459     708     78.07
Nevada                                84          26,689,062.34               4.97      7.421     707     77.14
Illinois                              90          26,093,488.95               4.86      7.612     701     76.58
Virginia                              61          23,945,107.18               4.46      7.431     697     76.66
New Jersey                            44          13,882,373.83               2.59      7.669     674     78.26
Maryland                              39          12,949,768.81               2.41      7.521     686     78.40
Washington                            43          12,508,469.89               2.33      7.185     707     77.03
Other                                377          98,189,270.26              18.29      7.563     707     78.07
------------------------------------------------------------------------------------------------------------------
Total:                             1,551         536,899,898.90             100.00      7.467     702     76.78
------------------------------------------------------------------------------------------------------------------

Number of States Represented: 47





This material was not prepared by the Norgan Stanley research department. Please refer to important information and qualificantion at the end of this material

-------------------------------------------------------------------------------
MORGAN STANLEY                                                  October 4, 2006
Securitized Products Group
                              [GRAPHIC OMITTED]
                                Morgan Stanley

-------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
                                           Occupancy Status
-----------------------------------------------------------------------------------------------------------------
                                               PRINCIPAL
                               NUMBER OF        BALANCE          % OF PRINCIPAL        GROSS
                               MORTGAGE        AS OF THE          BALANCE AS OF        COUPON
OCCUPANCY STATUS                LOANS         CUT-OFF DATE       THE CUT-OFF DATE       (%)       FICO    OLTV(%)
-------------------------------------------------------------------------------------------------------------------
Primary                            1,284         459,336,353.06              85.55       7.414     700       77.26
Investment                           195          50,633,631.97               9.43       7.824     710       74.51
Second Home                           72          26,929,913.87               5.02       7.685     722       72.85
------------------------------------------------------------------------------------------------------------------
Total:                             1,551         536,899,898.90             100.00       7.467     702       76.78
------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
                                             Documentation Type
------------------------------------------------------------------------------------------------------------------
                                               PRINCIPAL
                               NUMBER OF        BALANCE          % OF PRINCIPAL        GROSS
                               MORTGAGE        AS OF THE          BALANCE AS OF        COUPON
INCOME DOCUMENTATION            LOANS         CUT-OFF DATE       THE CUT-OFF DATE       (%)       FICO    OLTV(%)
------------------------------------------------------------------------------------------------------------------
Limited                              694         266,784,724.49              49.69       7.378     700     78.00
No Ratio                             375         120,568,565.77              22.46       7.591     705     77.12
No Documentation                     243          66,617,561.28              12.41       7.614     708     72.64
SI/SA                                144          55,634,929.11              10.36       7.556     701     74.59
Full/Alt                              95          27,294,118.25               5.08       7.243     694     77.87
------------------------------------------------------------------------------------------------------------------
Total:                             1,551         536,899,898.90             100.00       7.467     702     76.78
------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------
                                               Loan Purpose
-----------------------------------------------------------------------------------------------------------------
                                               PRINCIPAL
                               NUMBER OF        BALANCE          % OF PRINCIPAL        GROSS
                               MORTGAGE        AS OF THE          BALANCE AS OF        COUPON             OLTV
PURPOSE                         LOANS         CUT-OFF DATE       THE CUT-OFF DATE       (%)       FICO     (%)
------------------------------------------------------------------------------------------------------------------
Purchase                           1,199         382,903,959.17              71.32       7.475      707    78.63
Refinance - Cashout                  265         113,289,147.42              21.10       7.488      686    71.31
Refinance - Rate Term                 87          40,706,792.31               7.58       7.331      694    74.57
------------------------------------------------------------------------------------------------------------------
Total:                             1,551         536,899,898.90             100.00       7.467      702    76.78
------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------
                                               Property Type
-----------------------------------------------------------------------------------------------------------------
                                               PRINCIPAL
                               NUMBER OF        BALANCE          % OF PRINCIPAL        GROSS
                               MORTGAGE        AS OF THE          BALANCE AS OF        COUPON
PROPERTY TYPE                   LOANS         CUT-OFF DATE       THE CUT-OFF DATE       (%)       FICO    OLTV(%)
------------------------------------------------------------------------------------------------------------------
Single Family Residence              872         302,681,755.51              56.38       7.431     700     76.29
Planned Unit Development             373         132,025,958.96              24.59       7.485     702     77.34
2-4 Family                           137          55,500,563.09              10.34       7.589     704     77.39
Condominium                          159          43,978,468.65               8.19       7.471     710     77.59
Condo-Hotel                            4           1,478,912.69               0.28       7.875     712     75.00
Townhouse                              6           1,234,240.00               0.23       8.152     684     80.00
------------------------------------------------------------------------------------------------------------------
Total:                             1,551         536,899,898.90             100.00       7.467     702     76.78
------------------------------------------------------------------------------------------------------------------




This material was not prepared by the Norgan Stanley research department. Please refer to important information and qualificantion at the end of this material

-------------------------------------------------------------------------------
MORGAN STANLEY                                                  October 4, 2006
Securitized Products Group
                              [GRAPHIC OMITTED]
                                Morgan Stanley

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                                           Prepayment Charge Term
-------------------------------------------------------------------------------------------------------------------
                                               PRINCIPAL
PREPAYMENT CHARGE              NUMBER OF        BALANCE          % OF PRINCIPAL        GROSS
TERM AT ORIGINATION            MORTGAGE        AS OF THE          BALANCE AS OF        COUPON
(MOS)                           LOANS         CUT-OFF DATE       THE CUT-OFF DATE       (%)       FICO    OLTV(%)
-------------------------------------------------------------------------------------------------------------------
0                                    835         294,529,715.00              54.86       7.628     701     76.58
4                                      2             987,000.00               0.18       7.881     717     79.60
6                                     37          18,077,611.95               3.37       7.503     694     76.11
7                                      1             560,000.00               0.10       7.375     718     78.87
12                                    19           9,357,313.94               1.74       7.681     696     74.32
24                                    36          12,079,238.82               2.25       7.446     685     74.67
33                                     4           1,245,894.00               0.23       6.848     690     80.00
36                                   612         198,791,175.19              37.03       7.218     705     77.32
60                                     5           1,271,950.00               0.24       7.385     702     78.61
------------------------------------------------------------------------------------------------------------------
Total:                             1,551         536,899,898.90             100.00       7.467     702     76.78
------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------
                                             Conforming Balance
-----------------------------------------------------------------------------------------------------------------
                                               PRINCIPAL
                               NUMBER OF        BALANCE          % OF PRINCIPAL        GROSS
                               MORTGAGE        AS OF THE          BALANCE AS OF        COUPON
CONFORMING BALANCE              LOANS         CUT-OFF DATE       THE CUT-OFF DATE       (%)       FICO    OLTV(%)
------------------------------------------------------------------------------------------------------------------
Non-Conforming Balance               370         238,131,989.57              44.35       7.510     703      75.05
Conforming Balance                 1,181         298,767,909.33              55.65       7.432     701      78.15
------------------------------------------------------------------------------------------------------------------
Total:                             1,551         536,899,898.90             100.00       7.467     702      76.78
------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
                                 Maximum Mortgage Rates of the Adjustable-Rate Loans
-------------------------------------------------------------------------------------------------------------------
                                               PRINCIPAL
                              NUMBER OF        BALANCE          % OF PRINCIPAL        GROSS
RANGE OF MAXIMUM              MORTGAGE        AS OF THE          BALANCE AS OF        COUPON
MORTGAGE RATES(%)              LOANS         CUT-OFF DATE       THE CUT-OFF DATE       (%)       FICO    OLTV(%)
-------------------------------------------------------------------------------------------------------------------
10.501 - 11.000                        1             130,000.00               0.02       6.125     809      50.53
11.501 - 12.000                       20           5,277,562.03               0.98       6.892     706      75.79
12.001 - 12.500                      143          43,403,336.97               8.08       7.346     711      73.18
12.501 - 13.000                      441         137,317,191.49              25.58       7.097     710      76.87
13.001 - 13.500                      590         227,104,028.38              42.30       7.417     701      76.54
13.501 - 14.000                      224          82,081,995.15              15.29       7.831     692      77.83
14.001 - 14.500                       96          31,384,258.05               5.85       8.280     693      79.61
14.501 - 15.000                       20           6,638,318.91               1.24       8.780     688      80.71
15.001 - 15.500                       13           3,182,824.22               0.59       9.280     679      77.59
15.501 - 16.000                        1             288,906.01               0.05       8.625     710      75.00
16.001 - 16.500                        1              48,777.69               0.01      10.250     677      80.00
17.001 - 17.500                        1              42,700.00               0.01      11.250     677      70.00
------------------------------------------------------------------------------------------------------------------
Total:                             1,551         536,899,898.90             100.00       7.467     702      76.78
------------------------------------------------------------------------------------------------------------------

Minimum: 11.000%
Maximum: 17.250%
Weighted Average: 13.275%





This material was not prepared by the Norgan Stanley research department. Please refer to important information and qualificantion at the end of this material

-------------------------------------------------------------------------------
MORGAN STANLEY                                                  October 4, 2006
Securitized Products Group
                              [GRAPHIC OMITTED]
                                Morgan Stanley

-------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------
                                Minimum Mortgage Rates of the Adjustable-Rate Loans
-------------------------------------------------------------------------------------------------------------------
                                               PRINCIPAL
                              NUMBER OF        BALANCE          % OF PRINCIPAL        GROSS
RANGE OF MIMIMUM              MORTGAGE        AS OF THE          BALANCE AS OF        COUPON
MORTGAGE RATES(%)              LOANS         CUT-OFF DATE       THE CUT-OFF DATE       (%)       FICO    OLTV(%)
-------------------------------------------------------------------------------------------------------------------
2.001 - 2.500                      1,179         422,413,646.58              78.68      7.420     707       76.50
2.501 - 3.000                         45          19,482,670.07               3.63      7.625     672       77.63
3.001 - 3.500                         29          12,676,595.77               2.36      7.678     718       78.82
3.501 - 4.000                          5           1,693,122.98               0.32      8.166     655       80.00
4.001 - 4.500                          9           4,429,545.69               0.83      7.327     715       79.03
4.501 - 5.000                         39          10,419,001.12               1.94      7.613     678       74.67
5.001 - 5.500                          3           1,132,000.00               0.21      7.735     653       80.00
5.501 - 6.000                          2             552,800.00               0.10      7.919     659       80.00
6.001 - 6.500                          7           1,615,444.00               0.30      6.411     732       75.85
6.501 - 7.000                         47          12,371,493.57               2.30      6.884     684       78.23
7.001 - 7.500                         81          23,030,494.99               4.29      7.354     679       77.79
7.501 - 8.000                         46          10,705,742.52               1.99      7.830     673       77.90
8.001 - 8.500                         33           9,467,523.95               1.76      8.299     670       77.80
8.501 - 9.000                         11           3,635,515.75               0.68      8.830     685       79.23
9.001 - 9.500                         13           3,182,824.22               0.59      9.280     679       77.59
10.001 - 10.500                        1              48,777.69               0.01     10.250     677       80.00
11.001 - 11.500                        1              42,700.00               0.01     11.250     677       70.00
------------------------------------------------------------------------------------------------------------------
Total:                             1,551         536,899,898.90             100.00      7.467     702       76.78
------------------------------------------------------------------------------------------------------------------
Minimum: 2.250%
Maximum: 11.250%
Weighted Average: 3.024%



-------------------------------------------------------------------------------------------------------------------
                                     Gross Margins of the Adjustable-Rate Loans
-------------------------------------------------------------------------------------------------------------------
                                              PRINCIPAL
                              NUMBER OF        BALANCE          % OF PRINCIPAL        GROSS
RANGE OF GROSS                MORTGAGE        AS OF THE          BALANCE AS OF        COUPON
MARGINS(%)                     LOANS         CUT-OFF DATE       THE CUT-OFF DATE       (%)       FICO    OLTV(%)
-------------------------------------------------------------------------------------------------------------------
1.501 - 2.000                          1             123,823.76                 0.02     7.750     650      80.00
2.001 - 2.500                      1,199         429,205,706.56                79.94     7.430     706      76.56
2.501 - 3.000                        133          43,408,360.66                 8.09     7.638     679      77.43
3.001 - 3.500                         27          11,407,495.77                 2.12     7.602     716      78.69
3.501 - 4.000                          4           1,007,522.98                 0.19     7.683     656      80.00
4.001 - 4.500                          9           4,429,545.69                 0.83     7.327     715      79.03
4.501 - 5.000                        171          45,306,276.42                 8.44     7.609     679      77.27
5.001 - 5.500                          4           1,217,077.40                 0.23     7.712     653      80.00
5.501 - 6.000                          2             552,800.00                 0.10     7.919     659      80.00
7.001 - 7.500                          1             241,289.66                 0.04     8.250     619      80.00
------------------------------------------------------------------------------------------------------------------
Total:                             1,551         536,899,898.90               100.00     7.467     702      76.78
------------------------------------------------------------------------------------------------------------------


Minimum: 2.000%
Maximum: 7.250%
Weighted Average: 2.579%




This material was not prepared by the Norgan Stanley research department. Please refer to important information and qualificantion at the end of this material

-------------------------------------------------------------------------------
MORGAN STANLEY                                                  October 4, 2006
Securitized Products Group
                              [GRAPHIC OMITTED]
                                Morgan Stanley

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                           Months to Next Adjustment Date of the Adjustable-Rate Loans
-------------------------------------------------------------------------------------------------------------------
                                              PRINCIPAL
                              NUMBER OF        BALANCE          % OF PRINCIPAL        GROSS
MONTHS TO NEXT                MORTGAGE        AS OF THE          BALANCE AS OF        COUPON
ADJUSTMENT                     LOANS         CUT-OFF DATE       THE CUT-OFF DATE       (%)       FICO    OLTV(%)
-------------------------------------------------------------------------------------------------------------------
0 - 5                                  7           1,415,540.00               0.26       7.735     673      79.65
6 - 11                                 4             855,077.40               0.16       7.145     660      75.52
18 - 23                               21           7,810,750.11               1.45       7.877     669      75.03
24 - 29                                1             367,491.63               0.07       7.625     691      80.00
30 - 35                              129          33,188,226.61               6.18       7.514     685      78.10
36 - 41                                5           1,801,710.00               0.34       7.901     653      77.46
48 - 53                                4             942,268.99               0.18       7.634     709      72.85
54 - 59                            1,300         449,108,145.71              83.65       7.452     705      76.89
60 - 65                               32          14,410,050.00               2.68       7.310     690      72.95
72 - 77                                1             461,440.00               0.09       7.375     702      80.00
78 - 83                               46          26,111,198.45               4.86       7.583     699      75.65
84 - 89                                1             428,000.00               0.08       7.500     636      80.00
------------------------------------------------------------------------------------------------------------------
Total:                             1,551         536,899,898.90             100.00       7.467     702      76.78
------------------------------------------------------------------------------------------------------------------
Minimum: 4
Maximum: 84
Weighted Average: 57



------------------------------------------------------------------------------------------------------------------
                               Initial Periodic Cap of the Adjustable-Rate Loans
-------------------------------------------------------------------------------------------------------------------
                                              PRINCIPAL
                              NUMBER OF        BALANCE          % OF PRINCIPAL        GROSS
INITIAL PERIODIC              MORTGAGE        AS OF THE          BALANCE AS OF        COUPON             OLTV
CAP(%)                         LOANS         CUT-OFF DATE       THE CUT-OFF DATE       (%)       FICO     (%)
-------------------------------------------------------------------------------------------------------------------
0.501 - 1.000                          7           1,415,540.00               0.26       7.735     673      79.65
1.501 - 2.000                        123          31,724,754.50               5.91       7.537     677      78.09
2.501 - 3.000                         24           7,768,686.59               1.45       7.895     680      76.42
4.501 - 5.000                        330         102,901,971.18              19.17       7.701     708      75.03
5.501 - 6.000                      1,066         392,800,040.62              73.16       7.389     703      77.13
7.001 - 7.500                          1             288,906.01               0.05       8.625     710      75.00
------------------------------------------------------------------------------------------------------------------
Total:                             1,551         536,899,898.90             100.00       7.467     702      76.78
------------------------------------------------------------------------------------------------------------------
Minimum (where applicable): 1.000%
Maximum: 7.250%
Weighted Average: 5.516%



------------------------------------------------------------------------------------------------------------------
                                   Periodic Cap of the Adjustable-Rate Loans
-------------------------------------------------------------------------------------------------------------------
                                              PRINCIPAL
                              NUMBER OF        BALANCE          % OF PRINCIPAL        GROSS
PERIODIC                      MORTGAGE        AS OF THE          BALANCE AS OF        COUPON             OLTV
CAP(%)                         LOANS         CUT-OFF DATE       THE CUT-OFF DATE       (%)       FICO     (%)
-------------------------------------------------------------------------------------------------------------------
0.501 - 1.000                        356         111,398,345.24              20.75       7.737     704      75.43
1.501 - 2.000                      1,193         425,064,232.21              79.17       7.395     701      77.13
2.001 - 2.500                          2             437,321.45               0.08       7.890     694      78.20
------------------------------------------------------------------------------------------------------------------
Total:                             1,551         536,899,898.90             100.00       7.467     702      76.78
------------------------------------------------------------------------------------------------------------------
Minimum (where applicable): 1.000%
Maximum: 2.250%
Weighted Average (where applicable): 1.793%



-------------------------------------------------------------------------------------------------------------------
                                         Loans with PMI over 80% LTV
-------------------------------------------------------------------------------------------------------------------
                                              PRINCIPAL
                              NUMBER OF        BALANCE          % OF PRINCIPAL        GROSS
                              MORTGAGE        AS OF THE          BALANCE AS OF        COUPON             OLTV
Loans with PMI over 80% LTV    LOANS         CUT-OFF DATE       THE CUT-OFF DATE       (%)       FICO     (%)
-------------------------------------------------------------------------------------------------------------------
Mortgage Insurance                    51          10,868,124.16              66.68       7.851     707      92.09
No Mortgage Insurance                 19           5,431,384.18              33.32       8.136     724      94.09
-------------------------------------------------------------------------------------------------------------------
Total:                                70          16,299,508.34             100.00       7.946     712      92.76
-------------------------------------------------------------------------------------------------------------------


Note: All characteristics are preliminary and are subject to the final collateral pool



This material was not prepared by the Norgan Stanley research department. Please refer to important information and qualificantion at the end of this material

-------------------------------------------------------------------------------
MORGAN STANLEY                                                  October 4, 2006
Securitized Products Group
                              [GRAPHIC OMITTED]
                                Morgan Stanley

-------------------------------------------------------------------------------



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                                    Page 9